Exhibit 10.24

RCPI Landmark Properties, L.L.C.

c/o Tishman Speyer

45 Rockefeller Plaza

New York, New York 10111

February 24, 2021

Radio City Productions LLC

2 Pennsylvania Plaza

New York, New York 10121

Re:

Lease dated as of December 4, 1997 (as amended, the “Lease”) presently between RCPI Landmark Properties, L.L.C. (“Landlord”) and Radio City Productions LLC (“Tenant”) for premises known as The Radio City Music Hall and certain other ancillary and retail space

Ladies and Gentlemen:

Pursuant to Article 36 of the Lease, Tenant has an option to renew the term of the Lease by notifying Landlord of Tenant’s exercise of such option by February 28, 2021. Landlord and Tenant are engaged in discussions with respect to the possible renewal of the term of the Lease.

Landlord and Tenant, intending to be legally bound, agree as follows:

1. The date by which Tenant may exercise the option to renew the term of the Lease is extended until March 31, 2021.

2. Except as so amended, the Lease is ratified and confirmed and remains in full force and effect.

If the foregoing accurately reflects our agreement, kindly so indicate by signing below and returning this letter agreement by .pdf transmittal, which shall be binding on the parties.

Very truly yours,

RCPI LANDMARK PROPERTIES, L.L.C.

By:	/s/ Paul A. Galiano
Name: Paul. A. Galiano
Title: Senior Managing Director

AGREED:

RADIO CITY PRODUCTIONS LLC

By:	/s/ Scott Packman
Name: Scott Packman
Title: General Counsel and
Executive Vice President